                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C 20549

                            ------------------------
                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) ______
                            ------------------------
                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)

                        New York                                                 13-3818954
             (Jurisdiction of incorporation                                   (I.R.S. Employer
              if not a U.S. national bank)                                 Identification Number)

                  114 West 47th Street                                           10036-1532
                   New York, New York                                            (Zip Code)
                 (Address of principal
                   executive offices)

                            ------------------------
                       Benedek Communications Corporation
              (Exact name of obligor as specified in its charter)

                        Delaware                                                 36-4076007
            (State or other jurisdiction of                                   (I.R.S. Employer
             incorporation or organization)                                  Identificaton No.)

               Stewart Square, Suite 210                                           61101
                 308 West State Street                                           (Zip Code)
                      Rockford, IL
        (Address of principal executive offices)

                            ------------------------
              13 1/4% Senior Subordinated Discount Notes due 2006
                      (Title of the indenture securities)

- --------------------------------------------------------------------------------

                                     GENERAL

1.  General Information

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Federal Reserve Bank of New York (2nd District), New York, New York
          (Board of Governors of the Federal Reserve System).

        Federal Deposit Insurance Corporation, Washington, D. C.

        New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

        The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

    Benedek Communications Corporation is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

l6. List of Exhibits


    T-1.1 -- Organization  Certificate,  as amended,  issued by the State of New
             York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.2 -- Included in Exhibit T-1.1.

    T-1.3 -- Included in Exhibit T-1.1.

    T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

    T-1.6 -- The consent of the trustee required  by Section 321(b) of the Trust
             Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

    T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

As of May 9, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 31st day of July, 1996.

    UNITED STATES TRUST COMPANY OF
         NEW YORK, Trustee

By: /s/ Patricia Stermer
    -----------------------------------
    Patricia Stermer
    Assistant Vice President

                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
      OF NEW YORK

By:
    -----------------------------------
    S/Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7
                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1996
                                ($ IN THOUSANDS)

    ASSETS
    Cash and Due from Banks                                            $  47,056
    Short-Term Investments                                                    50
    Securities, Available for Sale                                       758,118

    Loans                                                              1,221,210
    Less: Allowance for Credit Losses                                     13,113
                                                                      ----------
        Net Loans                                                      1,208,097
    Premises and Equipment                                                58,360
    Other Assets                                                         125,979
                                                                      ----------
        Total Assets                                                  $2,197,650
                                                                      ----------
    LIABILITIES
    Deposits:
        Non-Interest Bearing                                          $  387,509
        Interest Bearing                                               1,446,148
                                                                      ----------
          Total Deposits                                               1,833,657

    Short-Term Credit Facilities                                          82,285
    Accounts Payable and Accrued Liabilities                             128,745
                                                                      ----------
        Total Liabilities                                             $2,044,687
                                                                      ----------
    STOCKHOLDER'S EQUIITY
    Common Stock                                                          14,995
    Capital Surplus                                                       42,394
    Retained Earnings                                                     96,511
    Unrealized Gains on Securities Available
      for Sale (Net of Taxes)                                               (937)
                                                                      ----------
    Total Stockholder's Equity                                           152,963
                                                                      ----------
      Total Liabilities and
      Stockholder's Equity                                            $2,197,650
                                                                      ----------



I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

June 7, 1996




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